    As filed with the Securities and Exchange Commission on December 11, 2001

                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                              STONEPATH GROUP, INC.

           Delaware                                         65-0867684
  (State or jurisdiction of                               (I.R.S. Employer
Incorporation or organization)                           Identification No.)

                        Two Penn Center Plaza, Suite 605
                        Philadelphia, Pennsylvania 19102
                                 (215) 564-9193
                    (Address of principal executive offices)

                   -------------------------------------------

                              STONEPATH GROUP, INC.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

                  NON-PLAN STOCK OPTION AND WARRANT AGREEMENTS
                           (Full titles of the plans)

                   -------------------------------------------

                                Stephen M. Cohen
                    Senior Vice-President and General Counsel
                        Two Penn Center Plaza, Suite 605
                        Philadelphia, Pennsylvania 19102
                                 (215) 564-9193
                            Facsimile: (215) 564-3133
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                              Brian North, Esquire
                   Buchanan Ingersoll Professional Corporation
                         1835 Market Street, 14th Floor
                               Eleven Penn Center
                             Philadelphia, PA 19102
                              Phone: (215) 665-3828
                            Facsimile: (215) 665-8760

                   -------------------------------------------

                       CALCULATION OF REGISTRATION FEE(1)

                                                        Proposed
                                                         Maximum          Proposed Maximum
 Title of Securities To Be         Amount To Be      Offering Price     Aggregate Offering           Amount of
         Registered                Registered(2)        Per Share             Price               Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       3,157,750             $1.73(3)            $ 5,462,908               $1,306
per share:  Reserved for              shares
issuance for future grants
under the Amended and Restated
2000 Stock Incentive Plan (the
"Plan")
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       1,767,250             $0.75(4)            $ 1,328,775               $  318
per share:  Issuable upon             shares
exercise of outstanding options
granted under the Plan
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       5,437,081             $1.63(4)            $ 8,844,531               $2,114
per share:  Issuable upon             shares
exercise of outstanding
non-Plan options and warrants
----------------------------------------------------------------------------------------------------------------
Total                              10,362,081                                 $15,636,214              $3,738
                                      shares

----------
(1) The shares of common stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's common stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.
(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.
(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the common stock as reported on The American Stock Exchange on December 7, 2001.
(4) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted average exercise price of the outstanding options and warrants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated herein by reference:

     1.   Annual Report on Form 10-K for the year ended December 31, 2000;

     2. Quarterly Reports on Form 10-Q for the three months ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     3. Current Reports on Form 8-K dated February 8, 2001, March 2, 2001, June 21, 2001, August 30, 2001, and October 5, 2001.

     4. The description of our common stock, $.001 par value per share (the "Common Stock"), which is contained in our registration statement on our amended Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, dated June 29, 2001, including any subsequent amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

         The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"), which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the GCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in the Company's best interests, in accordance with, and to the full extent permitted by, the GCL. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by the Company's Board of Directors.

         The Company has liability insurance for the benefit of its directors and officers. The insurance covers claims against such persons alleging:

         o    breach of duty;                o    misleading statement;

         o    neglect;                       o    omission; or

         o    error;                         o    improper action.

         o    misstatement;

The insurance covers such claims, except as prohibited by law, or otherwise excluded by such insurance policy.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

4.1     Stonepath Group, Inc. Amended and Restated 2000 Stock          Filed as an exhibit to Company's
        Incentive Plan (the "Plan")                                    Registration Statement on Form S-4
                                                                       (Reg. No. 333-45162) filed October
                                                                       4, 2000 and incorporated herein by
                                                                       reference.

4.2     Form of Stock Option Agreement under the Plan                  Filed herewith

4.3     Form of Non-Plan Option to Purchase Common Stock of the        Filed herewith
        Company

4.4     Option Agreement between the Company and Dennis L. Pelino      Filed as an exhibit to the Company's
        dated as of June 21, 2001 ("Pelino Options")                   Current Report on Form 8-K dated
                                                                       June 21, 2001 and incorporated
                                                                       herein by reference

4.5     Amendment No. 1 to Pelino Options effective as of October      Filed herewith
        18, 2001

4.6     Incentive Stock Option Agreement between the Company and       Filed herewith
        Andrew P. Panzo dated April 19, 2001

4.7     Non-Qualified Stock Option Agreement between Net Value         Filed herewith
        Inc. and Andrew P. Panzo dated December 4, 1999

4.8     Option to Purchase Common Stock of the Company granted to      Filed as an exhibit to the Company's
        Andrew P. Panzo effective as of June 1, 1999                   quarterly report on Form 10-Q for
                                                                       the period ended June 30, 2001
                                                                       ("June 10-Q") and incorporated
                                                                       herein by reference

4.9     Incentive Stock Option Agreement between the Company and       Filed herewith
        Stephen M. Cohen dated April 19, 2001

4.10    Amended and Restated Non-Qualified Stock Option Agreement      Filed herewith
        between Net Value, Inc. and Michael A. Clark, dated
        September 19, 1997

4.11    Option to Purchase Common Stock of the Company granted to      Filed as an exhibit to the Company's
        Lee Hansen effective as of October 1, 1999                     June 10-Q and incorporated herein by
                                                                       reference

4.12    Employment Agreement with Tom Aley dated April 17, 2000        Filed as an exhibit to the Company's
                                                                       Annual Report on Form 10-K for its
                                                                       fiscal year ended December 31, 1999 ("1999
                                                                       Annual Report") and incorporated herein
                                                                       by reference

4.13    Common Stock Purchase Warrant issued to Darr Aley on           Filed as an exhibit to the Company's
        May 8, 2000                                                    1999 Annual Report and incorporated
                                                                       herein by reference

4.14    Common Stock Purchase Warrant issued to Stephen George on      Filed as an exhibit to the Company's
        May 8, 2000                                                    1999 Annual Report and incorporated
                                                                       herein by reference

4.15    Common Stock Purchase Warrant issued to Barry Uphoff on        Filed as an exhibit to the Company's
        May 8, 2000                                                    1999 Annual Report and incorporated
                                                                       herein by reference

5.1     Opinion of Buchanan Ingersoll Professional Corporation
                                                                       Filed herewith

23.1    Consent of KPMG LLP                                            Filed herewith

23.2    Consent of KPMG LLP                                            Filed herewith

23.3    Consent of L J Soldinger Associates                            Filed herewith

23.4    Consent of Buchanan Ingersoll Professional Corporation         Contained in opinion filed as
                                                                       Exhibit 5.1

24.1    Power of Attorney (see signature page)

Item 9.           Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           Provided however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the day of November 30, 2001.

                  Stonepath Group, Inc.

                  By:  /s/ Dennis L. Pelino
                       -----------------------------------
                      Chairman of the Board and
                      Chief Executive Officer


                                Power of Attorney


         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dennis L. Pelino and Andrew P. Panzo, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                                   Date
---------                      -----                                   ----
/s/  Dennis L. Pelino          Chairman, Chief Executive               November 30, 2001
---------------------          Officer and Director
Dennis L. Pelino


/s/  Andrew P. Panzo           Vice-Chairman, President, Chief         November 30, 2001
--------------------           Financial Officer and Director
Andrew P. Panzo                (Principal Financial Officer)


/s/  Jay Elwell                Vice President Finance and Treasurer    November 30, 2001
----------------               (Principal Accounting Officer)
Jay Elwell


/s/  J. Douglass Coates        Director                                November 30, 2001
-----------------------
J. Douglass Coates


/s/  Frank Palma               Director                                November 30, 2001
----------------
Frank Palma


/s/  Aloysius T. Lawn IV       Director                                November 30, 2001
------------------------
Aloysius T. Lawn IV


/s/  Robert McCord             Director                                November 30, 2001
------------------
Robert McCord


/s/  David R. Jones            Director                                November 30, 2001
-------------------
David Jones

                                  EXHIBIT INDEX

4.1     Stonepath Group, Inc. Amended and Restated 2000 Stock          Filed as an exhibit to Company's
        Incentive Plan (the "Plan")                                    Registration Statement on Form S-4
                                                                       (Reg. No. 333-45162) filed October
                                                                       4, 2000 and incorporated herein by
                                                                       reference.

4.2     Form of Stock Option Agreement under the Plan                  Filed herewith

4.3     Form of Non-Plan Option to Purchase Common Stock of the        Filed herewith
        Company

4.4     Option Agreement between the Company and Dennis L. Pelino      Filed as an exhibit to the Company's
        dated as of June 21, 2001 ("Pelino Options")                   Current Report on Form 8-K dated
                                                                       June 21, 2001 and incorporated
                                                                       herein by reference

4.5     Amendment No. 1 to Pelino Options effective as of October      Filed herewith
        18, 2001

4.6     Incentive Stock Option Agreement between the Company and       Filed herewith
        Andrew P. Panzo dated April 19, 2001

4.7     Non-Qualified Stock Option Agreement between Net Value         Filed herewith
        Inc. and Andrew P. Panzo dated December 4, 1999

4.8     Option to Purchase Common Stock of the Company granted to      Filed as an exhibit to the Company's
        Andrew P. Panzo effective as of June 1, 1999                   quarterly report on Form 10-Q for
                                                                       the period ended June 30, 2001
                                                                       ("June 10-Q") and incorporated
                                                                       herein by reference

4.9     Incentive Stock Option Agreement between the Company and       Filed herewith
        Stephen M. Cohen dated April 19, 2001

4.10    Amended and Restated Non-Qualified Stock Option Agreement      Filed herewith
        between Net Value, Inc. and Michael A. Clark, dated
        September 19, 1997

4.11    Option to Purchase Common Stock of the Company granted to      Filed as an exhibit to the Company's
        Lee Hansen effective as of October 1, 1999                     June 10-Q and incorporated herein by
                                                                       reference

4.12    Employment Agreement with Tom Aley dated April 17, 2000        Filed as an exhibit to the Company's
                                                                       Annual Report on Form 10-K for its
                                                                       fiscal year ended December 31, 1999 ("1999
                                                                       Annual Report") and incorporated herein
                                                                       by reference

4.13    Common Stock Purchase Warrant issued to Darr Aley on           Filed as an exhibit to the Company's
        May 8, 2000                                                    1999 Annual Report and incorporated
                                                                       herein by reference

4.14    Common Stock Purchase Warrant issued to Stephen George on      Filed as an exhibit to the Company's
        May 8, 2000                                                    1999 Annual Report and incorporated
                                                                       herein by reference

4.15    Common Stock Purchase Warrant issued to Barry Uphoff on        Filed as an exhibit to the Company's
        May 8, 2000                                                    1999 Annual Report and incorporated
                                                                       herein by reference

5.1     Opinion of Buchanan Ingersoll Professional Corporation
                                                                       Filed herewith

23.1    Consent of KPMG LLP                                            Filed herewith

23.2    Consent of KPMG LLP                                            Filed herewith

23.3    Consent of L J Soldinger Associates                            Filed herewith

23.4    Consent of Buchanan Ingersoll Professional Corporation         Contained in opinion filed as
                                                                       Exhibit 5.1

24.1    Power of Attorney (see signature page)